UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 3, 2005

                                      WYETH
             (Exact name of registrant as specified in its charter)


      Delaware                        1-1225                    13-2526821
(State or other jurisdiction       (Commission File            (IRS Employer
of incorporation)                   Number)                 Identification No.)




Five Giralda Farms, Madison, New Jersey                           07940
(Address of Principal Executive Offices)                       (Zip Code)

        Registrant's telephone number, including area code:  973-660-5000



                                 Not Applicable
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

2004 Cash Bonuses and 2005 Base Salaries
----------------------------------------

     The Company maintains a stockholder-approved Executive Incentive Plan under which principal corporate officers are eligible to receive awards in the event that the Company achieves consolidated net earnings, subject to certain limitations set forth in the plan. On March 3, 2005, the Compensation and Benefits Committee of the Board of Directors (the "Committee"), with the approval of the Board of Directors, made cash bonus awards under the Executive Incentive Plan for 2004 performance to the executive officers who will be included as Named Executive Officers in the Company's 2005 proxy statement (collectively the "Named Executive Officers") as follows:

Name                              2004 Cash Bonus

Robert Essner                       $2,500,000
Chairman, President and
Chief Executive Officer

Bernard J. Poussot                  $1,200,000
Executive Vice President

Kenneth J. Martin                   $1,020,000
Executive Vice President and
Chief Financial Officer

Joseph M. Mahady                    $  794,500
Senior Vice President

Robert R. Ruffolo, Jr.              $  833,760
Senior Vice President

     On November 17, 2004, the Committee recommended and the Board of Directors approved the following base salaries for 2005 for the Named Executive Officers:
$1,590,000 for Mr. Essner, $840,000 for Mr. Poussot, $715,000 for Mr. Martin, $665,600 for Mr. Mahady and $679,400 for Dr. Ruffolo.

Restricted Stock Awards
-----------------------

     On March 3, 2005, the Committee determined that the Company achieved 100% of the EPS target set by the Committee for the 2004 performance year for restricted stock performance awards granted in 2002. Accordingly, the Committee approved the conversion of these awards into common stock representing 100% of the target amounts as follows:

Name                                Number of Shares

Robert Essner                           30,510

Bernard J. Poussot                       8,899

Kenneth J. Martin                        8,899

Joseph M. Mahady                         5,085

Robert R. Ruffolo, Jr.                   5,085

     An additional number of shares equal to 25% of the target award remain eligible to be earned under a second performance criteria, which will be determined in 2007 based upon the Company's total shareholder return as compared to peer companies during the 2004-2006 period.

     On November 17, 2004, Dr. Ruffolo received a special retention restricted stock award of 30,000 units that will be converted to shares of common stock on November 17, 2007. The closing market price on the grant date for the restricted stock was $40.43. Unless otherwise determined by the Committee, these units will be forfeited upon termination of employment prior to vesting for any reason other than death, disability or retirement (in which cases the units would vest immediately). Dr. Ruffolo will not be entitled to vote or receive dividends until the units are converted to common stock.

     The Company will provide detailed information with regard to compensation of its Named Executive Officers in the proxy statement for its 2005 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission and first sent to stockholders on or about March 16, 2005.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    March 9, 2005       WYETH

                                 By:       /s/ Kenneth J Martin
                                 ---------------------------------------------
                                 Name:  Kenneth J. Martin
                                 Title: Executive Vice President
                                        and Chief Financial Officer